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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

     COMPANY NAME                                            JURISDICTION OF INCORPORATION
     ------------                                            -----------------------------
     AUDIO CONSULTANTS CO., LTD..........................    HONG KONG
     AUDIO CONSULTANTS (MACAU) COMPANY LIMITED...........    MACAU
     EVI AUDIO (AUST) PTY LIMITED........................    AUSTRALIA
     EVI AUDIO FRANCE S.A................................    FRANCE
     EVI AUDIO GMBH......................................    GERMANY
     EVI AUDIO HOLDINGS (DEUTSCHLAND) GMBH...............    GERMANY
     EVI AUDIO (HONG KONG) LTD...........................    HONG KONG
     EVI AUDIO JAPAN, LTD................................    JAPAN
     KLARK TEKNIK GROUP (UK) PLC.........................    ENGLAND
     SAGUARO ELECTRONICA, S.A. DE C.V....................    MEXICO
     SHUTTLESOUND LIMITED................................    ENGLAND
     TELEX COMMUNICATIONS INTERNATIONAL, LTD.............    DELAWARE, U.S.
     TELEX COMMUNICATIONS, LTD...........................    ONTARIO, CANADA
     TELEX COMMUNICATIONS, S.A. DE C.V...................    MEXICO
     TELEX COMMUNICATIONS (SEA) PTE, LTD.................    SINGAPORE
     TELEX COMMUNICATIONS (UK) LTD.......................    ENGLAND
     TELEX HOLDINGS (UK) LTD.............................    ENGLAND
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